Exhibit 10.8

INTAPP, INC.

2021 Omnibus Incentive Plan

Form of Stock Option Award Agreement

THIS STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made effective as of the Grant Date between the Company and the Participant.

RECITALS

A.

The Company has adopted the Plan. The Plan is incorporated in and made a part of this Agreement. Capitalized terms not defined in this Agreement have the same meanings as set forth in the Grant Notice or, if not defined in the Grant Notice, in the Plan;

B.

The Compensation Committee of the Board of Directors (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant the Options to the Participant under the terms of this Agreement and the Plan; and

C.

The Participant shall have no rights related to the Options unless he or she accepts the Options before the close of business on the Final Acceptance Date. The Final Acceptance Date may be modified, in the sole discretion of the Company, upon written request of the Participant.

The parties agree as follows:

1. Vesting and Exercisability. Subject to any forfeiture or acceleration provisions contained in the Plan or set forth below, the Options may be exercised, in whole or in part, in accordance with the schedule set forth in the Grant Notice.

2. Termination; Change in Control; Restrictive Covenants.

(a) Termination Generally: Upon termination of employment for any reason, (a) all unvested Options held by such Participant shall be automatically forfeited as of the date of termination and be of no further force and effect whatsoever, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement with respect to the unvested Options; and (b) all vested, exercisable and unexercised Options held by the Participant must be exercised within such period of time ending on the earlier of (i) 90 days of the date of termination or (ii) the Expiration Date, in accordance with the terms of the Plan and this Agreement, and if not so exercised shall expire and be of no further force or effect whatsoever; provided, however, that in the event that the termination of employment is due to death or Disability of the Participant, all vested, exercisable and unexercised Options held by the Participant must be exercised (in the case of death, by the Participant’s estate, by a person who acquired the right to exercise the Options by bequest or inheritance or by the person designated to exercise the Options upon the Participant’s death) within such period of time ending on the earlier of (x) 12 months following the date of termination or (y) the Expiration Date, in accordance with the terms of the Plan and this Agreement, and if not so exercised shall expire and be of no further force or effect whatsoever.

(b) Termination with Cause. Upon termination of employment by the Company with Cause, all Options, whether vested or unvested, or any portion thereof, held by such Participant shall be automatically forfeited and cease to be exercisable as of the date of termination and be of no further force or effect whatsoever, and neither the Company nor any Affiliate shall have any further obligations to the Participant under this Agreement.

(c) Termination following a Change in Control: Subject to Section 17.1 of the Plan, upon the occurrence of a Change in Control and the termination of Participant’s employment by the Company without Cause or by the Participant for Good Reason, in either case, within 12 months following the Change in Control, 100% of the shares subject to the Options shall become immediately vested and exercisable as of immediately prior to the consummation of the Change in Control.

(d) Breach of Restrictive Covenants. Except as prohibited by applicable law, if the Participant breaches any non-disclosure, non-competition, non-solicitation, no-hire, non-disparagement, invention assignment or other restrictive covenant with respect to the Company or any of its Affiliates at any time, including following the termination of employment, all of the Options, whether vested or unvested, held by the Participant shall expire on the date of such Participant’s breach of any such restrictive covenants and be of no further force or effect whatsoever.

3. Grant of Options. The Company hereby grants to the Participant the Options to purchase the number of Shares, as set forth in the Grant Notice, at the exercise price per Share set forth in the Grant Notice (the “Option Price”), subject to all of the terms and conditions in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference. If designated above as an Incentive Stock Option (“ISO”), the Options are intended to qualify as an ISO under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). However, if the Options are intended to be an ISO, to the extent that they exceed the $100,000 rule of Code Section 422(d) they will be treated as a Nonqualified Stock Option (“NSO”). Further, if for any reason the Options (or portion thereof) will not qualify as an ISO, then, to the extent of such nonqualification, such Options (or portion thereof) shall be regarded as an NSO granted under the Plan. In no event will the Committee, the Company or any Affiliate or any of their respective employees or directors have any liability to the Participant (or any other person) due to the failure of the Options to qualify for any reason as an ISO.

4. Exercise of Options.

(a) Right to Exercise. The Options may be exercised only within the term set out above and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

(b) Method of Exercise. The Options shall be exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Committee may determine, which will state the election to exercise the Options, the number of Shares in respect of which the Options are being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice will be completed by Participant and delivered to the Company. The Exercise Notice will be accompanied by payment of the aggregate Options Price as to all Exercised Shares together with any applicable tax withholding. The Options will be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Option Price.

5. Method of Payment. Payment of the aggregate Option Price shall be made in accordance with Section 5.5 of the Plan.

6. Tax Obligations.

(a) Withholding. The granting, vesting or exercise of the Options is subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or exercise, such action is not effective unless such withholding has been effected to the satisfaction of the Committee. In such circumstances, the Committee may require that the Participant pay to the Company the minimum amount as the Company or an Affiliate of the Company is required to remit to the relevant taxing authority in respect of the granting, vesting or exercising. Any such additional payment is due no later than the date on which such amount with respect to the Options is required to be remitted to the relevant tax authority by the Company or Affiliate, as the case may be. The Participant, subject to any requirements or limitations under applicable law, hereby authorizes and consents to the Company (a) withholding such amount from any remuneration or other amount payable by the Company or any Affiliate to the Participant, (b) requiring the sale of a number of Shares issued upon exercise or vesting of the Options and the remittance to the Company of the net proceeds from such sale sufficient to satisfy such amount or (c) entering into any other suitable arrangements for the receipt of such amount.

(b) Notice of Disqualifying Disposition of ISO Shares. If the Options granted to the Participant are ISOs, and if the Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISOs on or before the later of (i) the date two (2) years after the Grant Date, or (ii) the date one (1) year after the date of exercise, the Participant will immediately notify the Company in writing of such disposition. The Participant agrees that the Participant may be subject to income tax withholding by the Company on the compensation income recognized by the Participant.

7. Share Delivery. Delivery of any Shares upon exercise of the Options will be by book-entry credit to an account in the Participant’s name established by the Company with its transfer agent.

8. Recapitalization. In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number of the Options subject to this Agreement shall be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights.

9. Beneficiary Designation. The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the Participant, shall be in a form prescribed by the Company, and will be effective only when delivered by the Participant in writing to the Chief People and Places Officer of the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

10. Shareholder Rights. Prior to the delivery of Shares upon exercise of the Options, the Participant shall not have any rights as a shareholder of the Company in connection with the Options. Following such delivery of Shares, the Participant shall have all rights as a shareholder with respect to such Shares.

11. No Right to Continued Employment or Further Awards.

(a) Neither the Plan nor this Agreement shall be construed as (i) giving the Participant any right to continue in the employ of the Company and its Affiliates or (ii) giving the Participant any right to be reemployed by the Company and its Affiliates following any termination of employment. The termination of employment provisions set forth in this Agreement only apply to the treatment of the Options as specified herein and shall not otherwise affect the Participant’s employment relationship. Nothing contained in this Agreement shall be deemed to constitute or create a contract of employment or form part of the Participant’s employment contract, if any.

(b) The Company has granted the Options to the Participant in its sole discretion. Neither this Agreement nor the Plan confers on the Participant any right or entitlement to receive another Option, or any other similar award at any time in the future or in respect of any future period. The Options do not confer on the Participant any right or entitlement to receive compensation in any specific amount for any future fiscal year and does not diminish in any way the Company’s discretion to determine the amount, if any, of the Participant’s compensation.

12. Transferability.

(a) The Options shall not be transferable other than by will, the laws of descent and distribution, or (except in the case of an ISO) to a Permitted Transferee for no consideration pursuant to the Plan. The Shares delivered to the Participant in the respect of the Options shall not be subject to transfer restrictions and shall be fully paid, non-assessable and registered in the Participant’s name.

(b) The Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant, or in the event of the Participant’s legal incapacity, the Participant’s legal guardian or representative.

13. Securities Laws. This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required, or the Committee determines are advisable. The Participant agrees to take all steps the Company determines are necessary to comply with all applicable provisions of federal or state securities law in exercising the Participant’s rights under this Agreement. The Committee may impose such restrictions on any Shares acquired by a Participant pursuant to the Options as it may deem necessary or advisable under applicable securities laws or the requirements of any stock exchange or market upon which such Shares are then listed or traded. In addition, the Shares shall be subject to any trading restrictions, stock holding requirements or other policies in effect from time to time as determined by the Committee. Notwithstanding anything to the contrary in this Agreement, the Company shall not be obligated to issue or transfer any Shares pursuant to the Options if to do so violates or is not in compliance with any laws, rules or regulations of the United States or any other state or country having applicable jurisdiction.

14. Notices. Notice under this Agreement shall be addressed to the Company in care of its General Counsel at the principal executive offices of the Company and to the Participant at the address appearing in the records of the Company for the Participant, or to either party at another address that the party designates in writing to the other. Notice shall be effective upon receipt.

15. Governing Law. The interpretation, performance and enforcement of the Options and this Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of law.

16. Options Subject to Plan.

(a) The Options are granted subject to the Plan and to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee is authorized to administer, construe and make all determinations necessary or appropriate to administer the Plan and this Agreement, all of which shall be binding upon the Participant.

(b) By accepting any benefit under this Agreement, the Participant and any person claiming under or through the Participant shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and this Agreement and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan. To the extent of any inconsistencies between the Plan and this Agreement, the Plan shall control. This Agreement and the Plan constitute the entire agreement between the parties regarding the subject matter hereof. They supersede all other agreements, representations or understandings (whether oral or written, express or implied) that relate to the subject matter hereof.

(c) Subject to Section 21 of the Plan, the Committee may, at any time, terminate, amend, modify or suspend the Plan and/or this Agreement; provided, however, that no termination or amendment shall materially and adversely affect the Options granted under this Agreement without the Participant holding such Option’s written consent.

17. Recoupment. The Options, the underlying Shares and any gains received in connection with the sale of the Shares shall be subject to any clawback, recoupment or similar policy as permitted or mandated by applicable law, rules, regulations or any Company policy as enacted, adopted or modified from time to time.

18. Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. By accepting the Options, the Participant consents to receive such documents by electronic delivery and to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.

19. Headings. The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

20. Successor. All obligations of the Company under the Plan and this Agreement, with respect to the Options, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

21. Signature in Counterparts. If delivered in paper format, this Agreement may be signed in counterparts. Each counterpart shall be an original, with the same effect as if the signatures were on the same instrument.

22. Enforceability. To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

23. Language. If the Participant has been provided with a copy of this Agreement, the Plan or any other document relating to the Options in a language other than English, the English language shall govern in the event of any inconsistency.

24. Waiver. No failure or delay by the Company to enforce any provision of this Agreement or exercise any right or remedy provided by law shall constitute a waiver of that or any other provision, right or remedy, nor shall it prevent or restrict the further exercise of that or any other provision, right or remedy. No single or partial exercise of such provision, right or remedy shall prevent or restrict the further exercise of that or any other provision, right or remedy.